Exhibit 10.1
SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 1st day of February, 2008 (the “Effective Date”) by and between NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation (“Landlord”) and JOHNSTOWN AMERICA CORPORATION, a Delaware corporation (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December 20, 2004, as amended by that certain First Amendment to Lease Agreement dated as of December 1, 2005 (as amended, the “Lease”), for certain improved real property located in Roanoke, Virginia and having an area of approximately 11.6 acres (the “Premises”);
     WHEREAS, Landlord and Tenant desire to modify certain provisions contained in the Lease as hereinafter stated.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended, and the parties hereto do agree as follows:
     1. Tenant’s Right to Suspend Operations. The first sentence in Section 3 of Exhibit B to the Lease is hereby deleted in its entirety, and the following sentence in inserted in lieu thereof:
“At any time during the Renewal Term, Tenant shall be permitted in its sole and absolute discretion, on a one-time basis upon at least sixty (60) days’ prior written notice thereof to Landlord (the “Go Dark Notice”), to cease operations or “go dark” at the Premises (the “Go Dark Right”) for up to a consecutive twelve (12) month period (the “Go Dark Period”); provided, however, that Tenant shall not have such right at any time that a default or event of default has occurred and is continuing under this Lease.”
     2. Landlord’s Termination for Convenience. The first sentence in Section 10(A)(2) of Exhibit B to the Lease is hereby deleted in its entirety, and the following sentence in inserted in lieu thereof: “Landlord shall have the right to terminate this Lease at any time during the Renewal Term.”
     3. Tenant’s Termination for Convenience. The first sentence in Section 10(B)(2) of Exhibit B to the Lease is hereby deleted in its entirety, and the following sentence in inserted in lieu thereof: “Tenant shall have the right to terminate this Lease at any time during the Renewal Term.”
     4. Capitalized Terms. Capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease unless otherwise expressly provided herein to the contrary.
     5. Ratification; Successors and Assigns. Landlord and Tenant acknowledge and agree that the Lease, as amended by this Amendment, is hereby ratified and confirmed and in full force and effect. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate, each part being an original, as of the day and year first above written.

Witness:	LANDLORD:

Signature Name:	NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation

By:

Name:

Witness:	Title:

Date of Landlord Signature:

Signature
Name:	[SEAL]

Witness:	TENANT:

JOHNSTOWN AMERICA CORPORATION, a Delaware corporation

Signature
Name:

By:

Name:

Witness:	Title:

Date of Tenant Signature:

Signature
Name:

[SEAL]